Exhibit 5.8

March 5, 2026

Dycom Industries, Inc.

Dycom Investments, Inc.

300 Banyan Blvd, Suite 1101,

West Palm Beach, FL 33401

Re:	Automatic Shelf Registration Statement on Form S-3, filed by Dycom Industries, Inc., Dycom Investments, Inc., and certain subsidiaries, filed on the date hereof

Ladies and Gentlemen:

We have acted as local Louisiana counsel to Point to Point Communications, Inc., a Louisiana corporation (the “Company”), in connection with the filing by Dycom Industries, Inc., a Florida corporation (the “Parent”), Dycom Investments, Inc., a Delaware corporation (“Investments”), and certain other subsidiaries of the Parent (collectively, the “Subsidiary Guarantors”, and, together with the Parent, Investments, and the Company, the “Registrants”) of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof.

In our capacity as local Louisiana counsel to the Company, we have reviewed originals or copies of the following documents:

(a)	the Registration Statement;

(b)

the Articles of Incorporation of the Company, including all amendments thereto on file with the Secretary of State of the State of Louisiana, certified by the Secretary of State of the State of Louisiana, as in effect on March 3, 2026;

(c)	the By-Laws of the Company;

(d)	resolutions of the Board of Directors of the Company adopted by unanimous written consent in lieu of a meeting, dated as of March 5, 2026;

(e)	a Secretary’s Certificate of the Company, certifying as to certain factual matters stated therein; and

March 5, 2026	Page 2

(f)

a certificate from the Secretary of State of the State of Louisiana, dated March 5, 2026, as to the good standing of the Company under the laws of the State of Louisiana (the “Good Standing Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon statements, representations, and certifications of officers and other representatives of the Company, and statements and certifications of public officials and others.

In rendering the opinions expressed below, we have assumed:

(i)	The genuineness of all signatures and the legal capacity of all natural persons.

(ii)	The authenticity of the originals of the documents submitted to us.

(iii)	The conformity to authentic originals of any documents submitted to us as copies.

(iv)

As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates of public officials and officers of the Company.

(v)

That the guarantee by the Company of Investments’ and Parent’s debt securities registered under the Registration Statement (the “Guarantee”), as issued and delivered, will comply with all restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or otherwise.

Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

1.

The Company is validly existing as a corporation and in good standing under the laws of the State of Louisiana. For purposes of this opinion, we have relied exclusively on the Good Standing Certificate, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by said certificate.

2.	The Company has the power to execute, deliver, and perform, and has taken all corporate action necessary to authorize the execution, delivery, and performance of, its obligations under the Guarantee.

March 5, 2026	Page 3

Our opinions expressed above are subject to the following qualification: our opinions are limited to the applicable laws of the State of Louisiana, provided, however, that we do not express any opinion with respect to any securities laws or any rules and regulations relating thereto, and we do not express any opinion whatsoever concerning the laws or rules and regulations of any other jurisdiction, including, without limitation, any other state, the federal government, or any counties or parishes, cities, towns, municipalities, or special political subdivisions, or any agencies thereof.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. Without limiting the prior sentence, other than as explicitly addressed in this opinion letter, we express no opinion with respect to the Registration Statement, to any documents, instruments, or agreements referenced in the Registration Statement, or to any securities or other instruments that may be issued thereunder, or as to the enforceability of any agreements, including, without limitation, the Registration Statement and all documents, instruments, or agreements referenced therein.

This opinion letter is rendered to you in connection with the Registration Statement, and may be relied upon by Weil, Gotshal & Manges LLP in connection with, or as support for, its opinions rendered in connection with the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Liskow & Lewis

Liskow & Lewis,
A Professional Law Corporation